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                                                             Exhibit 5

                          [HEYMAN & SIZEMORE LETTERHEAD]

                                  September 12, 1996


Gray Communications Systems, Inc.
126 North Washington Street
Albany, Georgia 31701

Gentlemen:

    We are acting as your counsel in connection with the Registration Statement on Form S-1 with exhibits thereto (the "Registration Statement") filed by Gray Communications Systems, Inc. a Georgia corporation (the "Company"), under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration under the Securities Act of 4,025,000 shares (the "Shares") of Class B Common Stock, no par value, of the Company. The Shares are to be issued and sold by the Company pursuant to an underwriting agreement ("Underwriting Agreement") among the Company and the underwriters party thereto (the"Underwriters"). A form of the Underwriting Agreement has been filed as an exhibit to the Registration Statement.

    As such counsel, we have reviewed the Registration Statement and certain corporate proceedings. We have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of certain public officials and of representatives of the Company and have made such investigation of law, and have discussed with representatives of the Company and such other persons such questions of fact, as we have deemed proper and necessary as a basis for rendering this opinion.

    Based upon, and subject to, the foregoing, we are of the opinion that the Shares are duly authorized and, upon issuance and sale of the Shares in accordance with the terms of the Unerwriting Agreement, will be legally issued, fully paid and non-assessable.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the prospectus contained in the registration Statement in the section entitled "Legal Matters". In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                            Very truly yours,



                                            HEYMAN & SIZEMORE


                                            Neal H. Ray